UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2014

Hasbro, Inc.

(Exact name of registrant as specified in its charter)

Rhode Island	1-6682	05-0155090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1027 Newport Ave., Pawtucket, Rhode Island	02861
(Address of principal executive offices)	(Zip Code)

(401) 431-8697

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve inherent risks and uncertainties. These statements relate to a securities offering that has not yet been completed and are qualified accordingly. Completion of the offering requires, among other things, the satisfaction or waiver of the conditions to closing specified in the Underwriting Agreement (as defined below), including the absence of a material adverse change to Hasbro, Inc., and other customary conditions. Therefore, actual outcomes and results may differ materially from what is expressed in those statements. The forward-looking statements contained in this report speak only as of the date hereof, and Hasbro, Inc. will not undertake efforts to revise those forward-looking statements to reflect events after this date.

Item 8.01. Other Events.

On May 8, 2014, Hasbro, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”), pursuant to which the Company agreed to sell and the Underwriters agreed to purchase, upon the terms and subject to the conditions set forth therein, $300,000,000 million aggregate principal amount of 3.150% Notes due 2021 (the “2021 Notes”) and $300,000,000 million aggregate principal amount of 5.100% Notes due 2044 (the “2044 Notes” and together with the 2021 Notes, the “Notes”). The Notes will be issued under a supplemental indenture with The Bank of New York Mellon Trust Company, National Association, as successor trustee to The Bank of Nova Scotia Trust Company of New York. The offering of the Notes is expected to close on May 13, 2014.

Hasbro currently intends to use the net proceeds from the sale of the Notes to repay the approximately $425 million aggregate principal amount of its 6.125% Notes due 2014 upon their maturity plus accrued and unpaid interest thereon. Hasbro plans to use the remaining net proceeds for general corporate and working capital purposes, which may include (but are not limited to) repayment of indebtedness, capital expenditures, acquisitions and repurchases of shares of Hasbro’s common stock.

In order to furnish certain exhibits for incorporation by reference into the Company’s Registration Statement on Form S-3 (File No. 333-195789), previously filed with Securities and Exchange Commission, the Company is filing the Underwriting Agreement as Exhibit 1.1 to such Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement dated as of May 8, 2014 by and among Hasbro, Inc. and Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule I thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HASBRO, INC.

By:	/s/ Deborah M. Thomas
	Name:	Deborah M. Thomas

	Title:	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: May 8, 2014

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated as of May 8, 2014 by and among Hasbro, Inc. and Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule I thereto.

4